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Date: 14th May 2019 @ 16.30 EDT

EXHIBIT 99.2

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START OF RECORDING

Attendance List:

Gianni Arcaini - Chairman, President, CEO

Adrian Goldfarb - EVP, Chief Financial Officer, Director Title of Meeting:  Q1 2019 Earnings Call

Hosted By:

Gianni Arcaini

Coordinator

Good afternoon, and welcome to Duos Technologies’ 2019 First Quarter Earnings Conference Call. Joining on today’s call are Duos’ Chairman and CEO, Gianni Arcaini, and CFO, Adrian Goldfarb. Following their remarks, we will open up the call for your questions. Then before we conclude today’s call, I’ll provide the necessary cautions regarding the forward-looking statements made by today’s management during this call.

Now, I’d like to turn the call over to Duos’ Chairman and CEO, Gianni Arcaini.  Sir, please proceed.

G. Arcaini

Thank you, Tracy, and welcome, everyone, and thank you for joining us today. Earlier  today we  issued a press  release announcing  our financial results for the first quarter of 2019, as well as other operational highlights. A copy of the press release is available in the Investor Relations section of our website.

Now, before we begin with a discussion of our results, I’d like to take a few minutes, as we always do, to provide a brief overview of who we are and what we do, particularly for those of you who may be less familiar with our company. We provide advanced intelligent security and analytical technology solutions. In simple terms, we create highly sophisticated technology solutions for our wide range of customers. We focus on improving their business processes to ultimately provide a measurable ROI.

To that end, we have and continue to develop a broad range of proprietary technologies, which we typically deploy as turnkey systems. These advanced tools include machine learning and other forms of artificial intelligence, as well as advanced video analytics we deliver through a combination of our image capture technology suite which includes backend processing and middleware branded as praesidium and our customer-facing software platform branded as centraco.

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Our chief focus remains on mission critical security, inspection, and operations, and our target markets predominantly include the rail transportation, retail distribution, critical infrastructure security, and law enforcement sectors. We estimated the total addressable market opportunity in our combined core target markets exceed $100 billion.

In addition to our strength in technology development, one major differentiator is that our technologies do not require any change in our customers’ business practices. A significant aspect of our core platforms is the adaptability to various verticals requiring very little adjustments to our core code and system architecture. Our diversified long-term market strategy is designed to minimize cyclical market segment volatility.

At the beginning of the first quarter of 2019, we launched truevue360, a subsidiary, whose primary mission is to develop and operate our artificial intelligence and machine learning program, which will not only serve our core end customers but will pursue a wide variety of opportunities in the AI space. We began investing in the development resources of truevue360 during the fourth quarter of ’18, and completed our staffing goals by the end of February of this year. This program goes hand-in-hand with our current AI initiatives and we anticipate truevue360 to be fully operational by the end of this year’s second quarter, at which time we will also launch an AI subscription-based model. We expect truevue360 to contribute significantly to our recurring revenue base over time.

We also recently formed a dedicated team of development engineers to focus on expansion of our existing technology roadmap. In the next few months, you can expect announcements of disruptive technologies we plan to develop and bring to market before the end of Q4, which will further change the way rail inspection in both freight and transit rail space will be conducted in the future. While we are, of course, focused on generating and accelerating new business, we remain dedicated to providing technology innovations and superior quality in our current products.

As discussed here in previous calls, the biggest challenge we and the industry in general have, are working through is identifying and hiring top talent. The current talent pool available for hire continues to be very tight, particularly within the AI and machine learning disciplines. Investment in R&D continues to be a central part of our company’s financial plan. As part of this investment, we’ve also added 25 people to our core group, bringing our total headcount to 58 employees, plus 11 full-time contractors overseas. We have also met our hiring goals for truevue360, who now have 12 FTEs, FTE stands for full-time equivalence, expected to grow to 20 FTEs.

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With that overview now complete, I’d like to provide a brief summary of our results. Our first quarter results with a record start to the year for Duos, we continue to make significant operational progress in our long-term growth plan. Our strong revenue growth in the quarter was the result of completion against projects, which some of which were finished ahead of schedule.

We grew total revenue 279% to $4.3 million and recorded a profit for the quarter the second time we have done so in the past three quarters. These add to significant investment into our AI program. We’ve also seen the first revenue growth in our recurring revenue, maintenance and tech support business as a result of the increasing number of deployed systems and key renewals from longstanding customers.

In addition to executing on our various deployments, we continued to make improvements in our operational capabilities ensuring that we are ready for larger future orders. With our current footprint, we will be able to roll out up to 24 full-scale inspection portal systems annually as well as leading the growing  demands of our logistics and security business.

We recently added several key executives to our management team in the areas of sales, engineering, and operations.

Finally, with the development of the truevue360 AI platform I just mentioned, our bolstered R&D teams are making continuous improvements to our underlying software technologies, praesidium and centraco. Tomorrow and Thursday, we will host our first annual Rail Technology Solutions Summit where we will present our technology roadmap for the immediate future and provide a sneak peek behind the scenes of our AI program. As a result of our continued focus, execution, and growth, it is our expectation we will receive meaningful continued business from both existing and new customers.

At this point, I would like to turn the call over to our CFO Adrian Goldfarb, who will walk us through the financial results for the first quarter. After Adrian’s presentation, I will further discuss our recent progress during the year before finishing with a brief update on our outlook for 2019.  Adrian, please.

A. Goldfarb

Thank you, Gianni. Before getting into my discussion of the Q1 results, I would like to give some perspective on the very strong quarter for revenue growth. On previous calls, I’ve discussed how the majority of our revenue is recognized, and our adoption of ASC 606 at the beginning of last year. Comparisons of each quarter are now on the same accounting basis.

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Q1 has typically not been a strong quarter for the company. The results reported have been positively impacted by several factors. Build out, delivery, and execution of projects continues to improve. We are focusing on reducing costs while increasing quality and initiating new maintenance contracts.

As I’ve also discussed in previous calls, our revenue recognition policy is based upon the principles of ASC 606 using the input [ph] method. Our results can vary substantially between measurement periods and are highly dependent on the stages of completion of our project business. This will become less pronounced as the business grows, our revenues are spread between a greater number of projects and the recurring revenue portion of our business becomes more meaningful.

Now, turning to our financial results for the first quarter of 2019, total revenue for the first quarter increased 279% to $4.3 million compared to $1.1 million in the  equivalent quarter in 2018. The significant increase in overall revenues was driven by the current strength of our project business currently being executed. The ongoing investment by the company in streamlining our project build and delivery process have shortened delivery times on major projects.

The significant increase in project revenues was also accompanied by an increase in maintenance and technical support as the result of new maintenance contracts being established, as well as renewals of existing contracts. The maintenance and technical support revenues are driven by successful completion on projects and represent services and support for those installations. The company expects to continue the growth with new long-term recurring revenue from new customers which will be coming online in the next several months.

I’m also pleased to report that the IT asset management division recorded an increase in revenue for the first three months of 2019. The increase in ITAM revenues is due to the release of a new version of its software, which is anticipated to broaden market acceptance of  its offerings and we anticipate a continuing positive impact on revenues in 2019.

Gross profit was $2.1 million or 48% of revenues for the current quarter compared to $477,000 or 41% of revenues for the equivalent quarter in 2018. The overall increase in gross profit of 347% was mainly a result of the increase in project revenues and the positive effect of revenue increases from new projects, with a lower overall growth in associated costs. As previously discussed, the implementation of ASC 606 covering revenue from contracts with customers had a temporary impact on overall gross margin during previous reporting periods as certain costs were recognized ahead of revenues. Management anticipates the overall gross margins for the business to be close to

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historical norms for the 2019 period and the current period confirms this trend.

Turning to our costs, operating expenses were higher by 71% compared to the equivalent period in 2018, reflecting the increase in resources related to the significant increase in revenues for the period. Selling and marketing expenses and research and development both increased in line with the company’s investment in resources to grow the business. The 66% increase in salary, wages and contract labor was higher during the period due to an increased number of employees and additional contract expenses related to an overall significant increase in revenues. Professional fees were higher due to an increase in expenses related to legal fees with certain one-time expenses for the recent warrant execution. Other G&A costs were in line with the additional staff expenses and the growth of the company. It is anticipated that operating expenses will continue to grow at a slower rate than revenue increases. I’m encouraged to report that we essentially broke even for the quarter with a small profit in Q1 of $44,000 in net income or $0.002 per share, which was an improvement from the net loss of $743,000 or $0.04 loss per share in the equivalent quarter.

Let’s now discuss the balance sheet. As of March 2019, our cash position remained stable and we had over $1.2 million in cash and cash equivalents, as well as net receivables of approximately $3.6 million. For the quarter, we used $1.5 million in cash in operations. This was largely funded by current cash and further supported by the most recent warrant exercise. With our improved balance sheet and recent capital infusion from warrant exercises, we believe we have runway to execute on our business plan in 2019, and we do not expect to need to raise funds for our current operations in the foreseeable future.

In addition, management has determined that certain conditions that previously existed causing  us to include a  going-concern statement have been resolved and that we have sufficient liquidity to sustain ongoing operations for the next 12 months. We remain comfortable with our financial position and anticipate continuing improvements in our balance sheet going forward.

I would now like to discuss our outlook for the fiscal year ending December 31, 2019. In our previous call, we confirmed the guidance for 2019 of between $14 million and $15 million in revenue for the full year. I’m pleased to report that given the strong quarterly performance we are maintaining that guidance and will give further updates throughout 2019, starting in mid-year, as we evaluate progress on projects that are currently in execution.

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It’s worth mentioning that our guidance is based on anticipated contracts, some of which are already performing and anticipated orders from our large customers. I would caution that our quarterly revenue performance can vary based on factors previously discussed and that investors should not take a single quarter as indicative of future performance.

This concludes my financial summary. I’d now like to turn the call back to Gianni for additional insights into our recent operational progress as well as our outlook for 2019.  Gianni.

G. Arcaini

Thanks, Adrian. Building on my earlier remarks, 2018 was the beginning of what we anticipate will be a transformative period of our company. With our performance this past year, the addition of critical key staff and the launch of our AI-centric subsidiary, we have now established significant growth momentum that we plan to build on the current year and for the foreseeable future.

2018 was the culmination of our multi-year sales effort to establish a leading North American Class-1 transportation and logistics company using our rail inspection portal technology. In addition to our truevue360 subsidiary, we are currently deploying inspection algorithms which cover the development and licensing of 20 artificial intelligence-based detection algorithm models, as well as numerous additional AI-based mechanical inspection application we are currently developing. These models will allow rail operators to optimize and automate inspection process, which are currently performed manually. Once in use, we expect these algorithms to force [ph] multiply and streamline rail customers’ overall mechanical inspection process.

Our technology will enable rail operators to increase the speed and accuracy by which potential mechanical defects can be identified. All algorithms we have and will develop are adaptable to the rail industry at large without requiring any code modifications. To do this [ph], this program will enable us to further demonstrate how significantly our automated inspection strategies can impact rail operations in general and in particular the safety and efficiency of traditional mechanic inspection practices.

Continuing through the first quarter in 2019, we were awarded additional business from a regional bank for the installation of our praesidium and centraco systems at 19 locations throughout North America. The majority of these projects are scheduled to be completed by the end of the second quarter.

I’m also pleased to report that starting in Q2, we secured a major professional services agreement for data center auditing with a major federal agency using our recently released dcVue software. This

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software has also been implemented in many major financial institutions and is expected to be a growth driver for us going forward in this business segment.

Altogether, these awards are a testament from established and name- brand companies about the confidence in our technologies and our ability to execute on significant projects. These implementations also provide a solid base of business for 2019 and 2020 and beyond and have generated significant interest from other companies with whom we are now engaged in active discussions for similar deployments. We anticipate that our long-term growth will continue as a result of the success of these strategic customers.

While we are indeed focused intensely on winning new business, obviously, we are also continuing to devote a significant amount of time and attention on enhancing our current products. During the year we made some key announcements that I’d like to highlight here. As mentioned in my overview remarks, we recently established our subsidiary truevue360 which is dedicated to our artificial intelligence, machine learning and neural network assistance. We believe that future technologies will rely significantly on enhancements provided by artificial intelligence.

While our company had already established the capability of delivering machine learning applications, we’re still relying in part on third-party AI platforms to provide certain cloud components. Licensing these cloud components is becoming more and more expensive, and such a dependency creates a potential risk of delays in delivery of our solutions. We are therefore very excited about this new venture which we expect to add significant synergies and enhancements to all our current product offerings.

With development groups now fully staffed, located both in Jacksonville and in Europe, the truevue360 team is making rapid progress towards delivering our own cloud platform. Soon to be operational, this platform will serve as both our development and support environment for use both in our customer implementation and also as a third-party service offering. We expect the revenues generated from this platform will enhance our overall gross margins and increase our subscription base to recurring revenues.

With a growing business and now a new operating subsidiary, we have obviously been increasing our staffing and resources. With the increased bandwidth and resources we now have, we also expect to continue developing new technologies that will drive greater, more diversified revenue streams.

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Let me turn now to what we see for the remainder of the year. As Adrian mentioned we recorded $4.35 million in revenue for the first quarter. Since we have already achieved around 30% of the guidance revenue in the  first three months, we are maintaining this  revenue guidance for 2019 of between $14 million and $15 million. We plan to provide additional details in our outlook as Adrian just stated.

To close, we believe Duos is in the best position it’s ever been. We have been executing on our business strategy to systematically scale our business, which we believe will continue to drive shareholder value into the future.

With that, we are ready to open the call for your questions. Operator, please provide the instructions.

Coordinator

Thank you. [Operator instructions]. Now, our first question will come from the line of Richard Burns from Isis Venture Partners. Please proceed.

R. Burns

What is the major competitive challenges in the area in which Duos plays?

G. Arcaini

So, if you look at the rail inspection portal at this point in time we are clearly dominating the space. We only know of one company who is trying to put together an inspection portal. The company that purchased that inspection portal has decided to purchase a second one from us now. And so, the competition on the rail inspection portal technology at this point is quite small. Just to mention one factor is before you can actually deploy this type of technology, you would have to go through many testing sessions such as with TTCI who vets all technologies for the AAR. So, we believe we have at least a two to three year advantage in this market.

R. Burns

Thank you.

Coordinator

[Operator instructions]. The next question comes from the line of Vishal Misrap [ph], a private investor.  Please proceed.

V. Misrap

Hi, Gianni, just a follow-up on the same question which the previous person asked. So, you did disclose in your annual report that you are two to three years ahead of competitors, which is great. But, from a customer point of view, what are they doing to enhance their own inspection process or can they substitute with something else? If you can talk about it from that. And what can derail, sorry for using a rail term, the adoption of a rail inspection portal by your customers, by the Class-1 regulars [ph] and others?

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G. Arcaini

So, if I understand your question correctly, you would like to know whether the rail industry has internal efforts to develop rail inspection portal technologies.  Is that the question?

V. Misrap

No, I was just wondering, what are the reasons you think this rail inspection portal will not be adopted by customers? What are the things you think about? What are the things in your mind that you think, oh, here are the three reasons why this rail inspection portal will not be adopted by the customers and what are those things that you have in your mind?

G. Arcaini

Let me try and give a broad answer. So, there’s a number of gating factors on this question. Number one, why would the rail industry, and for all just now, adopt this type of complex technology?  Well, there’s a number of answers. Number one, each of the Class-1s, which are the main drivers for this business, are under tremendous pressure to improve their operating efficiencies, their operating percentages. Cost of operation obviously is the main driver for their profitability.

The second thing is that almost all railroads, with exception of one, have adopted what’s known as precision railroading. Precision railroading has the advantage that it can reduce the workforce but the work has to be still done with respect to the AAR and FRA mandated mechanical inspection.  So, how best to do that than to use technology to improve the speed and the quality these mechanical inspections can be done?

Last but not least, I believe that the industry has a strong desire to convince the FRA to change the rules to allow technology to take place over the manual process. So, it’s really a demand coming from a natural market evolution.

V. Misrap

So, I think we know the reasons, investors, the match [ph] in demand and improvement in inspections, and secondarily, maybe reduction of cost, and precision railroading. But, I’m thinking, do any factors come to your mind that here are the reasons that this rail inspection portal may not be adopted or it’ll slow down adoption of these portals by your customers? Or, do you think it’s for the foreseeable future you think this will be adopted by many of your railroad customers?

G. Arcaini

Well, of course there’s no absolute truth to this question. And, I believe that we are finding ourselves in the initial evaluation period of the broad industry where they would like to adapt this technology. There’s one piece of the equation which is missing, and that is that in addition to be able to capture high quality images that can serve for remote analysis, this whole system wouldn’t work unless you also add the capability of artificial intelligence that can now speed up the process of mechanical inspection.  That is a process that is ongoing.

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We are in discussions with a number of our customers and their main question is how quick and how fast can we develop those artificial intelligence-based algorithms. In the past we have been relying in part on third-party. One of the major motivation for us to form our own independent AI platform is to be able to prioritize for our customers. If you look at the general landscape of AI companies, well, they have a lot of different interests, whether this is commercial, B2B, or whatever. We need to be able to prioritize the needs of our customers, and that’s what we’re doing right now. I believe you will see in the next very near future that we will increase the number of algorithmic applications using AI significantly. That’s really the missing piece that the industry is awaiting.

Once those two components are hand-in-hand available to the industry, we are absolutely certain, and I’m saying this based on the conversations we have with customers, understanding what their priorities are, how quick they want to move, I think it’s safe to say that the industry will very broadly adopt this technology.

V. Misrap

Okay, thank you.  That’s helpful.  Thank you, Gianni.

Coordinator

Thank you. And your next question in queue at this time is from Jeff Kobylarz from Diamond Bridge Capital.  Please proceed.

J. Kobylarz

Hi, Gianni and Adrian. Thanks for making those comments. I’m just curious about the Rail Solutions Summit that’s occurring over the next couple days. Can you talk about what will be presented and demonstrated by your company at this gathering?

G. Arcaini

Yes. Tomorrow, the first day, we are going to review all of the existing technologies. A lot of people have heard some of it, but we’re going to give a more detailed presentation of our current offerings. The second part of tomorrow’s presentation is we will present the roadmap of new technologies which are currently under development and we hope to complete by the end of this year. So, we have a series of very disruptive new technologies that we will be presenting in detail tomorrow.

And then on Thursday, our truevue360 team will be presenting behind the scenes and behind the curtain the inner-makings of our artificial intelligence program. It’s going to be very interesting and some very prominent representatives of customers and so on will be coming to visit.  And, we really look forward to this.

This will be our first summit. We have currently about 25 people registered and we plan to continue that into the future.

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J. Kobylarz

Okay, good. You mentioned during the call and also in the earnings release about how you expect additional awards in this year. Do you expect any awards that could be announced before yearend that could generate revenue this year? Or is it a little bit too late to have some awards that could generate revenue this year?

G. Arcaini

I think that there will be some awards in the advanced stage that we will be able to announce sometime soon, some of which will be executed this year. But all this is already embedded in our projections for the year.

J. Kobylarz

Okay. And then  just any comments  about Canadian  National and anything they’ve said to you about how well their RAPs [ph] that are installed how well they’re working?

G. Arcaini

So, we are completed with the [indiscernible - 67:20] deployment. I think we have announced it in the past. We are in the final stretches of now implementing the AI portion and that’s on schedule. The additional deployments are also on schedule and I have the feeling the customer is quite happy with us.

J. Kobylarz

Okay, good.  Thanks very much.

G. Arcaini

Thank you.

Coordinator

At this time, that does conclude our question-and-answer session. I’d now like to turn the call back over to Mr. Arcaini for his closing remarks.

G. Arcaini

Well, thank you very much for joining us today.  As I said before, it’s a pleasure to provide you with insight. I especially want to thank our employees, partners, and investors for their continued support. We look forward to updating you on our next call.

Operator?

Coordinator

Thank you, Mr. Arcaini. Before we conclude today’s call, I would like to provide you a safe harbor statement that includes important portions regarding forward-looking statements made during today’s call.

This earnings call contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking terminology such as believes, expects, may, will, should, anticipate, plan and their opposite or similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events, and are subject to a number of uncertainties, risks, and other influences, many of which are beyond our control, which may influence the

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accuracy to of the statements and the projections upon which the statements are based and could cause Duos Technologies Group Inc. actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in items 1A in Duos’ Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Duos’ filings with the SEC.  Thank you.

[END OF CALL]

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